                                                                   Exhibit 10.21

                              SEVERANCE AGREEMENT


          This Severance Agreement ("Agreement") is entered into as of January 21, 2002, by and between Century Maintenance Supply, Inc., a Delaware corporation ("Company"), and Joseph Semmer ("Employee").


                               R E C I T A L S:
                               - - - - - - - -

          WHEREAS, Employee, as of the date hereof, is an employee of Company;
and

          WHEREAS, the parties desire to create certain obligations between the Company and Employee to arise in the event Employee's employment with Company is terminated.


                              A G R E E M E N T:
                              - - - - - - - - -

          NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1.   Termination of Employment; Severance Pay.
          ----------------------------------------

          (a) The parties hereby expressly agree that Employee's employment by Company may be terminated by either party at any time and for any reason, whether with or without cause.

          (b) Except as provided in subsection (c) of this Section 1 and subject to Employee's execution of a Waiver and Release in form satisfactory to Company of all claims against Company and its affiliates, if Employee's employment with Company is terminated by Company without Cause (as defined in subsection (c) of this Section 1), or if Employee resigns pursuant to a Qualifying Resignation (as defined in subsection (c)(iii) of this Section 1), then Company shall pay to Employee a severance payment equal to the sum of (i) 18 months' base salary determined at the annual rate (without inclusion of any bonuses) in effect as of the date of employment termination and (ii) the full bonus for the year in which the termination occurs to which Employee would have been entitled (without regard to performance criteria) if Employee had remained in Company's employ for the entire year, prorated for the period worked during such year prior termination ("Severance Payment"). Employee's Severance Payment shall be paid in monthly installments over the 18 month period following Employee's termination of employment with Company. If Employee accepts new employment (including consulting work or compensation as an independent contractor) within 18 months following Employee's termination of employment with Company, Employee's Severance Payment hereunder shall be reduced by the amount of monthly base compensation which Employee shall earn pursuant to such other activity during the portion of such 18 month period remaining after Employee commences such new activity.

          (c) Notwithstanding the foregoing, Employee shall not be entitled to any Severance Payment in the event of the termination of Employee's employment with Company by reason of any one or more of the following: (i) Cause, as defined below; (ii) Employee's death or Permanent Disability, as defined below; or (iii) Employee's resignation, other than a Qualifying Resignation, as defined below.

          As used in this Agreement, the following terms shall have the meanings set forth below:

               (i) "Cause" shall mean (i) Employee's conviction of, or the entry of a pleading of guilty or nolo contendre by Employee to, a felony or a crime involving moral turpitude, (ii) Employee's material failure to perform his duties required under his employment relationship, material failure to comply with the Company's and/or any subsidiary's standard policies and procedures generally applicable to employees, or failure to comply with any provision of this employment agreement after having received written notice from the Company, and/or a subsidiary identifying such failure and after having received an opportunity of at least ten (10) days in which to cure the failure so identified by the Company and/or a subsidiary if such failure is susceptible to cure, (iii) a willful act by Employee as a result of which he receives an improper personal benefit at the expense of the Company and/or a subsidiary, (iv) an act of fraud or dishonesty committed by Employee against the Company and/or a subsidiary, or (v) any other misconduct by Employee that is materially injurious to the business or reputation of the Company and/or a subsidiary.

               (ii) "Permanent Disability" shall mean a disability which qualifies Employee for disability payments under Company's long-term disability plan.

               (iii) "Qualifying Resignation" shall mean a resignation by Employee within 60 days after any of the following: (A) a change of Employee's duties and responsibilities which causes Employee's position to be one of materially lesser responsibility and scope; or (B) a reduction in Employee's base salary.

          (d)  The payment of any Severance Payment,  as provided under this
Section 1, shall be subject to Company's usual and customary employee payroll practices and also subject to all applicable withholding requirements. Except for such Severance Payment and as Company is required by law to provide, Employee shall not be entitled to any further compensation or other severance benefits by reason of a termination of his employment with Company.

     2.   Prohibited Activities;  Confidential Information; Nondisclosure;
          ----------------------------------------------------------------
          Noninterference and Nonsolicitation Covenants.
          ---------------------------------------------

          (a)  Prohibited Activity.  As used herein the term "Prohibited
               -------------------
Activity" means (i) the direct or indirect diversion of business to, or solicitation of business for or on behalf of, any person, firm, corporation or other entity which is a competitor of Company, and (ii) solicitation or inducement of any employee of Company to terminate his/her relationship with Company for the purpose of becoming employed by or associated with a competitor of Company. Employee hereby agrees that upon termination of his employment with Company he will not engage in any Prohibited Activity.

          (b)  Confidential Information: Nondisclosure Covenant.  As used herein
               ------------------------------------------------
the term "Confidential Information" shall mean all customer and contract lists, records, financial data, trade secrets, business and marketing plans and studies, manuals for employee and personnel policies, manufacturing and/or production manuals, computer programs and software, strategic plans, formulas, manufacturing and production processes and techniques (including without limitation types of machinery and equipment used together with improvements and modifications thereon), tools, applications for patents, designs, models, patterns, drawings, tracings, sketches, blueprints, and all other similar information developed and/or used by Company in the course of its business and which is not known by or readily available to the general public.

               (i) Employee acknowledges that, in the course of performing services for and on behalf of Company, Employee will have access to Confidential Information. Employee hereby covenants and agrees to maintain in strictest confidence all Confidential Information in trust for Company, its successors and assigns. During the period of Employee's employment with Company and at any and all times following Employee's termination of employment for any reason, including without limitation Employee's voluntary resignation or involuntary termination with or without cause, Employee agrees to not misappropriate, or disclose or make available to anyone outside Company's organization, any Confidential Information or anything relating thereto without the prior written consent of Company, which consent may be withheld by Company for any reason or no reason at all.

               (ii) Upon Employee's termination of his employment with Company for any reason, including without limitation Employee's voluntary resignation or involuntary termination with or without cause, Employee hereby agrees to promptly return to Company's possession all copies of any writings, drawings or other information relating to Confidential Information which are in Employee's possession or control. Employee further agrees that, upon the request of Company at any time during Employee's period of employment with Company, Employee shall promptly return to Company all such copies of writings, drawings or other information relating to Confidential Information which are in Employee's possession or control.

               (iii) Employee hereby assigns to Company all right, title and interest in and to any ideas, inventions, original works or authorship, developments, improvements or trade secrets which Employee solely or jointly has conceived or reduced to practice, or will conceive or reduce to practice, or cause to be conceived or reduced to practice, during his employment with Company. All original works of authorship which are made by Employee (solely or jointly with others) within the scope of Employee's services hereunder and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

          (c)  Noninterference and Nonsolicitation Covenants.  In further
               ---------------------------------------------
reflection of Company's important interests in its proprietary information and trade and employee relationships,

Employee agrees that, during the 18-month period following the termination of Employee's employment with Company for any reason, including without limitation Employee's voluntary resignation or involuntary termination with or without cause, Employee will not do any of the following without the prior written consent of Company:

               (i) directly or indirectly, for or on behalf of any person, firm, corporation or other entity, interfere with any contractual or other business relationship that Company has with any of its customers, clients, service providers or materials suppliers as of the date of Employee's termination of employment; or

               (ii) directly or indirectly solicit or induce any employee of Company to terminate his/her employment relationship with Company.

          (d)  Severance Payment Forfeiture for Breach.  If Employee at any time
               ---------------------------------------
breaches his covenants or obligations under the foregoing provisions of Sections 2(a), 2(b) and/or 2(c), Employee shall forfeit, and shall not be entitled to receive, any remaining installments of the Severance Payment otherwise payable to Employee under this Agreement.

          (e)  Injunctive Remedy. In the case of any breach or threatened breach
               -----------------
by Employee of any of his covenants or obligations under Sections 2(a), 2(b) and/or 2(c), the parties hereto agree that damages may not be an adequate remedy for Company and that, in the event of any such breach or threatened breach, the Company may, either with or without pursuing any potential damage remedies, immediately obtain and enforce an injunction prohibiting Employee from committing or continuing to commit such breach or threatened breach.

     3.   Miscellaneous
          -------------

          (a)  Notices.  All notices, requests, or other communications
               -------
(hereinafter collectively referred to as "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and may be personally delivered, or may be deposited in the United States mail, postage prepaid and addressed as follows:

          To Company at:      Century Maintenance Supply, Inc.
                              10050 Cash Road, Suite 1
                              Stafford, Texas 77477
                              Attention: Chief Financial Officer
                              Telecopy: (281) 208-5094

          To Employee at:     Employee's current residential mailing address as
                              reflected in Company's employee records

A Notice which is delivered personally shall be deemed given as of the date of personal delivery, and a Notice mailed as provided herein shall be deemed given on the second business day following the date so mailed. Either party may change its address for purposes of Notices hereunder pursuant to a Notice, given as provided herein, advising the other party of such change.

          (b)  Governing Law.  This Agreement shall be governed by, interpreted
               -------------
under, and construed and enforced in accordance with the laws of the State of California.

          (c)  Entire Agreement. The terms of this Agreement are intended by the
               ----------------
parties as a final expression of their agreement with respect to such terms as are included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced into any judicial proceeding, if any, involving this Agreement, except for written modifications as provided under Section 3(d) hereof.

          (d)  Modifications and Amendments.  This Agreement may not be amended,
               ----------------------------
modified, changed or supplemented, nor may any obligations hereunder be waived, except by written instrument signed by both parties.

          (e)  Successors and Assigns.  This Agreement and the provisions hereof
               ----------------------
shall be binding upon each of the parties, their successors, assigns and/or heirs.

          (f)  Assignment. Employee's rights, duties, and obligations under this
               ----------
Agreement may not be assigned by Employee without the prior written consent of Company. In connection with any sale, transfer or other disposition of all or any part of Company's business, Company may assign to the transferee Company's rights, duties and obligations under this Agreement.

          (g)  Third Party Rights.  The parties do not intend to confer any
               ------------------
benefit hereunder on any person, firm or corporation other than the parties hereto.

          (h)  Non-Waiver of Rights. The failure or delay of either party in the
               --------------------
exercise of any right given to such party hereunder shall not constitute a waiver of rights unless the time specified herein for exercise of such rights has expired, nor shall any single or partial exercise of any right preclude the other or further exercise thereof or of any other right.

          (i)  Partial Invalidity.  If any provision of this Agreement is found
               ------------------
to be invalid or otherwise unenforceable by any court or other tribunal of competent jurisdiction, the invalidity or unenforceability of such provision shall not affect the validity and enforceability of the remaining provisions hereof.

          (j)  Pronouns and Plurals.  Wherever the context may require, any
               --------------------
pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

          (k)  Counterparts. This Agreement may be executed in two counterparts,
               ------------
each of which may be deemed an original, but both of which together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as provided hereinabove.

                               "COMPANY"

                               CENTURY MAINTENANCE SUPPLY, INC.



                               By:  /s/ Richard E. Penick
                                    _____________________
                                    Richard E. Penick
                                    Vice President, Chief Financial Officer and
                                    Assistant Secretary


                               "EMPLOYEE"

                               JOSEPH SEMMER


                               /s/ JOSEPH SEMMER
                               -------------------------------------------------